SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

  The following press release was issued on July 6, 2005, by Cedar Fair, L.P. announcing the appointment of Brian C. Witherow to the position of Vice President and Corporate Controller (Chief Accounting Officer), as well as other organizational changes.

For Immediate Release

July 6, 2005

Contacts: Brian Witherow (419) 627-2173

Stacy Frole (419) 627-2227

CEDAR FAIR, L.P. ANNOUNCES ORGANIZATIONAL CHANGES

SANDUSKY, OHIO, July 6, 2005 -- Cedar Fair, L.P. (NYSE: FUN), a publicly traded partnership which owns and operates seven amusement parks and five water parks, today announced that it has named Brian C. Witherow to the position of Vice President and Corporate Controller as part of organizational changes within the Partnership's finance division.

Witherow, 38, will be replacing Peter J. Crage, who was promoted to Corporate Vice President-Finance and Chief Financial Officer last month. Witherow has been with Cedar Fair since 1995 and has served as Corporate Treasurer since August of 2004 overseeing both the Treasury and Investor Relations departments. Prior to that, he served as Corporate Director of Investor Relations for the Partnership. He will be assuming his new responsibilities as Vice President and Corporate Controller beginning July 18.

Stacy L. Frole, 28, will assume Witherow's responsibilities as Director of Investor Relations. Frole, who has been with Cedar Fair for almost three years, has served as Manager of Financial Reporting within the Investor Relations department since joining the Partnership. Prior to that, she served as a financial analyst for American Electric Power, Columbus, Ohio, for two years, and as an auditor with PricewaterhouseCoopers, Cleveland, Ohio, from August 1999 to August 2001.

"I am very pleased to announce the promotions of Brian Witherow and Stacy Frole," said Dick Kinzel, chairman, president and chief executive officer. "Each has been associated with Cedar Fair for a number of years, and I know they are well prepared for the responsibilities and challenges they will face in their new roles."

The Partnership is currently conducting a search for a new Corporate Treasurer and will make a formal announcement once that process is complete.

Cedar Fair's seven amusement parks are Cedar Point, located on Lake Erie between Cleveland and Toledo; Knott's Berry Farm near Los Angeles in Buena Park, California; Dorney Park & Wildwater Kingdom near Allentown, Pennsylvania; Geauga Lake near Cleveland, Ohio; Valleyfair near Minneapolis/St. Paul; Worlds of Fun, located in Kansas City, Missouri; and Michigan's Adventure near Muskegon, Michigan. The Partnership's water parks are located near San Diego and in Palm Springs, California, and adjacent to Cedar Point, Knott's Berry Farm and Worlds of Fun. Cedar Fair also owns and operates the Castaway Bay Indoor Waterpark Resort in Sandusky, Ohio.

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This press release and prior press releases are available online at www.cedarfair.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By Cedar Fair Management, Inc., General Partner

By:	/s/ Peter J. Crage
Peter J. Crage Corporate Vice President, Finance and Chief Financial Officer

Date: July 6, 2005